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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-03343) and Form S-8 (Nos. 2-88940, 33-20421, 33-29351,
33-49052, 33-59580, 333-03293, 333-19697, 333-53877, 333-53879 and 333-53881) of
The BFGoodrich Company, of our report dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996, appearing in this Annual Report on Form 10-K of The BFGoodrich Company for the year ended December 31, 1998.

                                          /s/ DELOITTE & TOUCHE LLP

San Diego, California
March 3, 1999